Exhibit 10.4

Source
Capital Group, Inc.

April 22, 2010

Christopher J. Reed
Reed's Inc.
13000 South Spring St.
Los Angeles, CA 90061

Source Capital Group, Inc. Proposed Offering Engagement Letter

To Mr. Reed:

The purpose of this engagement letter is to set forth the terms pursuant to which Source Capital Group, Inc. whose address is 276 Post Road West, Westport, CT 06880 (hereinafter referred to as "Source or "SCG" or "Dealer Manager) will act as the sole exclusive placement agent and financial advisor for a proposed issuance of unregistered equity and/or equity-linked securities ("Proposed Offering") of Reed's Inc. whose address is 13000 South Spring St. Los Angeles, CA 90061 (collectively, with its subsidiaries and affiliates), (hereinafter referred to as the "Issuer" or the "Company"), including but not limited to any Proposed Offering under Regulation D or Regulation S of the Securities Act of 1933, as amended.

The terms of our agreement are as follows:

1.          The Issuer hereby retains and engages Source, for the period beginning on the date hereof and ending upon the completion of the Proposed Offering (the "Engagement Period"), to act as the Issuer's sole exclusive placement agent and financial advisor in connection with the Proposed Offering, The compensation for acting as the exclusive sole placement agent to the Issuer and conditions of Source's engagement is stated hereunder. During the Engagement Period and as long as Source is proceeding in good faith with activities in connection with the Proposed Offering, the Issuer agrees not to solicit, negotiate with or enter into any agreement with any other source of financing (whether equity, debt or otherwise other than bank financings or financings in connection with strategic alliances), any placement agent, financial advisor, dealer manager or any other person or entity in connection with the Proposed Offering, as the case may be.

2.          in consideration for its services in the Proposed Offering, Source shall be entitled to the following payments:

(a)           A cash fee equal to 8% of the dollar amount received by the Issuer, in connection with a Proposed Offering, including any proceeds received by the Issuer from any cash exercise of warrants, options or rights issued to investors in the Proposed Offering.

(b)           An accountable expense allowance equal to the cost of legal counsel for the Closing of the transaction, not to exceed $25,000.

(c)           At the Closing or Closings, the Issuer shall grant to Source (or its designated affiliates or assignees) share purchase warrants (the "Warrants") covering a number of shares of Common Stock equal to 8% of the total number of Shares being sold and/or issued in the Proposed Offering. The Warrants will be nonexercisable or transferrable for six (6) months after the date of the Closing other than as permitted by FINRA Rule 5110 and will be exercisable and expire five years after Closing. The Warrants will be exercisable at a price

Source
Capital Group, Inc.

equal to 125% of the public or private offering price. The Warrants shall not be redeemable, The Warrants may be exercised as to all or a lesser number of shares of Common Stock, will provide for cashless exercise, and, if not registered, will contain provisions for one demand registration of the sale of the underlying shares of Common Stock for a period of five years after the Closing at the Issuer's expense, an additional demand registration at the warrantholders' expense, and "piggyback" registration rights for a period of five years after the Closing at the Issuer's expense.

3.         The Issuer shall be responsible for and pay all expenses relating to the Proposed Offering, including, without limitation, all filing fees relating to any registration statement required by be filed as part of the Proposed Offering of and any filing fees relating to the review of the Proposed Offering materials by the Financial Industry Regulatory Authority, Inc. ("FINRA"); all fees and expenses relating to the listing of such Shares on the exchange where the Common Stock is (or will be) listed; all fees, expenses and disbursements relating to the registration or qualification of the Shares under the "blue sky" securities laws of any states or other jurisdictions; the costs of mailing and printing all of the Proposed Offering documents, Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Source may reasonably deem necessary; the costs and expenses of any public relations or solicitation firm hired by the Issuer; the costs of preparing, printing and delivering certificates representing the securities; the fees and expenses of the Issuer's accountants and the fees and expenses of the Issuer's legal counsel and other agents and representatives.

4.         The Proposed Offering shall be conditioned upon, among other things, the following:

(a)          Satisfactory completion by Source of its due diligence investigation and analysis;

(b)          Source shall have received from outside counsel to the Issuer such counsel's written opinion, addressed to Source, dated as of the Closing, in customary form and substance reasonably satisfactory to Source;

(c)          FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement; and

(d)          Any Proposed Offering shall fund through an escrow account established by Source and paid for by the Issuer.

5.          Notwithstanding any termination of this engagement letter pursuant to the terms hereof or otherwise, if on or before the 12 month anniversary of the later of the consummation of a Proposed Offering that is not a registered offering (or 12 months after any termination of this engagement letter), the Issuer enters into a commitment or letter of intent relating to any such unregistered Proposed Offering of equity securities of the Issuer, including any rights or securities convertible or exercisable into equity securities: (A) with any investor to whom the issuer was introduced by Source, or who was contacted by Source in connection with its services for the Issuer hereunder, or (B) as a result of the use by the Issuer of materials or other work product prepared by Source in connection with such unregistered Proposed Offering, if any, Source shall be paid, at and subject to the closing of any such subsequent placement, the cash compensation described in, and in accordance with the terms and provisions of, Section 2 above.

6.          The Issuer represents and warrants to Source as follows:

(a)              The Issuer has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereunder and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Issuer and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the issuer and no further action is

Source
Capital Group, Inc.

required by the Issuer, its board of directors or its stockholders in connection herewith. This Agreement has been duly authorized and executed by the Issuer and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

(b)          The execution, delivery and performance of this Agreement by the Issuer do not and will not (i) conflict with or violate any provision of the Issuer's or any subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Issuer or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Issuer or subsidiary debt or otherwise) or other understanding to which the Issuer or any subsidiary is a party or by which any property or asset of the Issuer or any subsidiary is bound or affected (except as may have been consented to or waived), or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Issuer or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Issuer or a Subsidiary is bound or affected.

(c)          The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other "Person" (defined as an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability Issuer, joint stock Issuer, government (or an agency or subdivision thereof) or other entity of any kind) in connection with the execution, delivery and performance by the Issuer of this Agreement, other than such filings as are required to be made under applicable Federal and state securities laws, by the Trading Market.

(d)          Except as otherwise provided in this Agreement, no brokerage or finder's fees or commissions are or will be payable by the Issuer to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the this Agreement. Source shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the offer and sale of the Securities contemplated by the this Agreement.

(e)          The Issuer has not, and to its knowledge none of its officers or directors have, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than Source's placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Issuer other than pursuant to this Agreement.

(f)            To the knowledge of the Issuer, there are no affiliations with any FINRA member firm among the Issuer's officers, directors or any five percent (5%) or greater stockholder of the Issuer.

Source
Capital Group, Inc,
(g)             Source shall be a third party beneficiary of any representations and warranties given to any investors in the Proposed Offering, which representation and warranties shall be reasonably acceptable to Source.

7.          Source reserves the right to reduce any item of its compensation or adjust the terms thereof as specified herein in the event that a determination and/or suggestion shall be made by FINRA to the effect that Source's aggregate compensation is in excess of FINRA rules or that the terms thereof require adjustment; provided, however, the aggregate compensation otherwise to be paid to Source by the Issuer may not be increased above the amounts stated herein without the approval of the Issuer.

8.          This engagement letter shall be deemed to have been made and delivered in New York City and both this engagement letter and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

9.          Each of Source and the Issuer: (i) agrees that any legal suit, action or proceeding arising out of or relating to this engagement letter and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of Source and the Issuer further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Issuer mailed by certified mail to the Issuer's address shall be deemed in every respect effective service of process upon the Issuer, in any such suit, action or proceeding, and service of process upon Source mailed by certified mail to Source's address shall be deemed in every respect effective service process upon Source, in any such suit, action or proceeding. Notwithstanding any provision of this engagement letter to the contrary, the Issuer agrees that neither Source nor its affiliates, and the respective officers, directors, employees, agents and representatives of Source, its affiliates and each other person, if any, controlling Source or any of its affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Issuer for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the bad faith or gross negligence of such individuals or entities. Source will act under this engagement letter as an independent contractor with duties to the Issuer. Because Source will be acting on the Issuer's behalf in this capacity, it is Source's practice to receive indemnification. A copy of Source's standard indemnification form is attached to this engagement letter as Exhibit A.

[Signature Page Follows]

Source
Capital Group, Inc.

We are delighted at the prospect of working with you and look forward to a successful Proposed Offering. If you are in agreement with the foregoing, please execute and return two copies of this engagement letter to the undersigned. This engagement letter may be executed in counterparts and by facsimile transmission.

Regards,

SOURCE CAPITAL GROUP, INC.

By: /s/ Richard Kreger
Name: Richard Kreger
Title: Senior Managing Director

By: /s/ Russ Newton
Name: Russ Newton
Title: Chief Financial Officer

ACCEPTED AND AGREED TO AS OF THE DATE FIRSTABOVE WRITTEN:

REEDS INC.

By: /s/ Christopher J. Reed
Name: Christopher J. Reed
Title: President and Chief Executive Officer

[Signature Page to Engagement Letter]

[Exhibit A Indemnification Letter Begins on Next Page]

Source
Capital Group, Inc.

This Exhibit A is a part of and is incorporated into the Proposed Offering Engagement Letter dated April 22, 2010 between the Issuer and Source Capital Group, Inc. ("Source"). Capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Agreement.

The Issuer agrees to Indemnify and hold harmless Source, its affiliates and each person controlling Source (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of Source, its affiliates and each such controlling person (Source, and each such entity or person, an "Indemnified Person") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the "Liabilities"), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the "Expenses") as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not any Indemnified Person is a party thereto (collectively, the "Actions"), (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in any offering documents prepared by the Issuer (including any amendments thereof and supplements thereto) (the "Offer Documents") or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Offer Documents) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to the Agreement, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions; provided, however, that, in the case of clause (ii) only, the Issuer shall not be responsible for any Liabilities or Expenses of any Indemnified Person that have resulted primarily from such Indemnified Person's (x) gross negligence, bad faith or willful misconduct in connection with any of the advice, actions, inactions or services referred to above or (y) use of any offering materials or information concerning the Issuer in connection with the offer or sale of the Securities in the Transaction which were not authorized for such use by the Issuer and which use constitutes negligence, bad faith or willful misconduct. The Issuer also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person's rights under the Agreement, which includes this Exhibit A.

Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under the Agreement, such Indemnified Person shall promptly notify the Issuer in writing; provided that failure by any Indemnified Person so to notify the Issuer shall not relieve the Issuer from any liability which the Issuer may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Issuer shall have been prejudiced by such failure. The Issuer shall, if requested by Source, assume the defense of any such Action including the employment of counsel reasonably satisfactory to Source, which counsel may also be counsel to the Issuer. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Issuer has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impeded parties) include such Indemnified Person and the Issuer, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Issuer from representing both the Issuer (or another client of such counsel) and any Indemnified Person; provided that the Issuer shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Issuer shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Issuer shall not, without the prior written consent of Source (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an

Source
Capital Group, Inc.

unconditional release of each Indemnified Person from all Liabilities arising out of such Action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with the Agreement, the Issuer shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Issuer, on the one hand, and to Source and any other Indemnified Person, on the other hand, of the matters contemplated by the Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Issuer, on the one hand, and Source and any other indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Issuer contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by Source pursuant to the Agreement. For purposes of this paragraph, the relative benefits to the Issuer, on the one hand, and to Source on the other hand, of the matters contemplated by the Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Issuer in the transaction or transactions that are within the scope of the Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to Source under the. Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act of 1933, as amended, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

The Issuer also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Issuer for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to the Agreement, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Issuer that have resulted primarily from such Indemnified Person's gross negligence, bad faith or willful misconduct in connection with any such advice, actions, inactions or services.

The reimbursement, indemnity and contribution obligations of the Issuer set forth herein shall apply to any modification of the Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's services under or in connection with, the Agreement.

ACCEPTED AND AGREED TO AS OF THE DATE FIRSTABOVE WRITTEN:

Reed's Inc.	Source Capital Group, Inc.

By: /s/ Christopher J. Reed	By: /s/ Richard Kreger
Christopher J. Reed	Richard Kreger
President and Chief Executive Officer	Senior Managing Director

By: /s/ Russ Newton
Russ Newton
Chief Financial Officer